Exhibit 99.1
Berkshire Hills Reports $0.24 EPS for First Quarter 2010,
3% Growth in Income Available to Common Shareholders,
And Accomplishment of Asset Initiatives
Dividend Declared
Pittsfield, MA — April 21, 2010 — Berkshire Hills Bancorp (BHLB) reported net income of $3.3 million, or $0.24 per share, in the first quarter of 2010. Net income available to common shareholders increased by 3% from $3.2 million in the first quarter of 2009. First quarter earnings per share decreased from $0.27 in 2009 due to additional shares issued in the second quarter last year.
FIRST QUARTER FINANCIAL HIGHLIGHTS
•	10% annualized deposit growth
•	3% increase in first quarter income available to common shareholders compared to the prior year
•	3.24% net interest margin, increased from 3.05% in the prior quarter
•	30% growth in banking fees for deposits, loans, and interest rate swaps compared to prior year
•	36% decrease in nonperforming assets to $25 million, or 0.92% of total assets
•	$15 million reduction to $3 million in performing restructured loans
•	0.47% annualized net charge-offs/average total loans
•	0.31% ratio of accruing delinquent loans/loans — lowest since 2006
•	147% ratio of the loan loss allowance to non-accruing loans
Michael P. Daly, President and Chief Executive Officer, stated, “First quarter results demonstrate our positive momentum in building earnings available to common shareholders and in strengthening asset quality. Aggressive strategic actions in the fourth quarter last year have positioned Berkshire for higher growth and earnings in 2010 and beyond. We achieved first quarter results while carrying the costs of recent expansion into asset based lending and private banking, together with expansion of our regional offices in Albany and Springfield. These initiatives will contribute more significantly to revenue as we move through the year.”

BHLB — Berkshire Hills Bancorp	Page 1	www.berkshirebank.com

Mr. Daly continued, “Our nonperforming assets were elevated at the start of 2010 as we pursued workout strategies initiated near year-end to resolve potential risks in the loan portfolio. Nonperforming assets decreased to below 1% of total assets as we completed the resolution of several credits, and we anticipate more resolutions in the upcoming quarters. Net loan charge-offs averaged 0.47% annualized in the first quarter, and we ended the quarter with the lowest level of accruing delinquent loans in several years, compared to total loans. Our outlook for the region is cautiously optimistic, as local business confidence has rebounded to levels last seen in the third quarter of 2008.”
Mr. Daly concluded, “Berkshire is the largest locally headquartered regional bank, and is well positioned to meet the needs of our markets. Our double digit annualized deposit growth in the first quarter provides a solid base to support future organic loan growth. We are well capitalized and our dividend to shareholders provides a yield exceeding 3%. Going forward, we plan to post year-over-year EPS gains in line with our prior guidance, reflecting expected improvements in nearly all major business lines.”
DIVIDEND DECLARED
The Board of Directors maintained the cash dividend on Berkshire’s common stock, declaring a dividend of $0.16 per share to stockholders of record at the close of business on May 13, 2010 and payable on May 27, 2010.
FINANCIAL CONDITION
Total assets remained steady at $2.7 billion in the most recent quarter. Total loans increased by $20 million at a 4% annualized rate, including $27 million of growth in residential mortgages. Commercial loan originations included $13 million in bookings by the new asset based lending group, and the commercial loan pipeline increased during the quarter.
The $14 million reduction in commercial nonperforming assets was consistent with the Company’s plans at the start of the quarter. Nonperforming assets decreased to $25 million (0.92% of total assets) at quarter-end. These included a $6 million commercial loan restructured during the quarter, which is expected to become accruing later this year. No other nonperforming loan exceeded $2 million. Accruing delinquent loans decreased to a comparatively low 0.31% of total loans, with improvements in most major categories. Accruing renegotiated loans decreased to $3 million from $18 million in the first quarter based on payment histories and market level risk adjusted loan interest rates.
Total deposits increased by $51 million (10% annualized) during the first quarter, primarily due to growth in money market and savings accounts. Deposits increased in all of the Bank’s regions, and included the benefit of the new private banking business unit. The cost of deposits continued to decrease, falling to 1.39% in the most recent quarter, compared to 1.48% in the prior quarter. Funds from deposit growth were used to reduce borrowings by $50 million. The loan/deposit ratio continued to improve to 97%, demonstrating the Bank’s strong liquidity.

BHLB — Berkshire Hills Bancorp	Page 2	www.berkshirebank.com

Total stockholders’ equity increased slightly during the quarter, totaling $385 million at quarter-end. Tangible equity/assets remained unchanged at 8.3%, and total equity to assets remained unchanged at 14.2%. At quarter-end, tangible book value per share measured $14.97, while total book value per share was $27.47.
RESULTS OF OPERATIONS
First quarter 2010 net income available to common shareholders was $3.3 million, compared to $3.2 million in the same quarter of 2009. Results in 2009 included the impact of dividends on preferred stock which was repaid near the end of the second quarter. Before these dividends, net income was $3.9 million in the first quarter of 2009. Earnings per share were $0.24 in the most recent quarter, decreasing from $0.27 in the year ago quarter due to the issuance of additional common shares around the time of the preferred stock repayment last year.
First quarter total net revenue increased by $0.4 million (2%) in 2010 compared to 2009. Net interest income increased by $0.6 million (3%) due to an improvement in the net interest margin to 3.24% from 3.11%. Net interest income also improved from the fourth quarter of 2009, reflecting an improvement in the net interest margin from 3.05%. This linked quarter improvement was primarily due to lower funding costs for both deposits and borrowings.
First quarter non-interest income decreased by $0.2 million (2%) from the prior year due to a $1.1 million (24%) decrease in insurance revenue. Insurance revenue includes seasonal contingency income which declined due to lower payouts from major carriers. Banking fees for deposits, loans, and interest rate swaps increased by 30% over the first quarter of 2009, and by 15% over the prior quarter, including the benefit of higher business volumes.
The first quarter loan loss provision totaled $2.3 million in 2010, decreasing by $0.2 million from the prior year period. Net loan charge-offs also totaled $2.3 million and decreased by a similar amount, measuring 0.47% of average loans in 2010 compared to 0.51% in the first quarter of 2009. The loan loss allowance measured 1.61% of total loans and 147% of non-accruing loans at quarter-end, compared to 1.62% and 82% at the start of the quarter, respectively.
First quarter non-interest expense increased by $1.7 million (9%) from the prior year, including the impact of business expansion on compensation related expense. First quarter results benefited from a year-to-year reduction in the effective income tax rate to 22% from 28% reflecting the expected effective rate for the current year.

BHLB — Berkshire Hills Bancorp	Page 3	www.berkshirebank.com

CONFERENCE CALL
Berkshire will conduct a conference call/webcast at 10:00 A.M. eastern time on Thursday, April 22, 2010 to discuss the results for the quarter and guidance about expected future results. Information about the conference call follows:

Dial-in:	800-860-2442

Webcast:	www.berkshirebank.com (Investor Relations link)
A telephone replay of the call will be available through May 9, 2010 by calling 877-344-7529 and entering conference number: 439415. The webcast and a podcast will be available at Berkshire’s website above for an extended period of time.
BACKGROUND
Berkshire Hills Bancorp is the parent of Berkshire Bank — America’s Most Exciting BankSM - the largest locally headquartered regional bank. The Company has $2.7 billion in assets and provides services through 45 offices in Massachusetts, New York, and Vermont. For more information, visit www.berkshirebank.com or call 800-773-5601.
FORWARD LOOKING STATEMENTS
Statements in this news release regarding Berkshire Hills Bancorp that are not historical facts are “forward-looking statements”. These statements reflect management’s views of future events, and involve risks and uncertainties. For a discussion of factors that could cause actual results to differ materially from expectations, see “Forward Looking Statements” in the Company’s 2009 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at the Securities and Exchange Commission’s Internet website (www.sec.gov) and to which reference is hereby made. Actual future results may differ significantly from results discussed in these forward-looking statements, and undue reliance should not be placed on such statements. Except as required by law, the Company assumes no obligation to update any forward-looking statements.

BHLB — Berkshire Hills Bancorp	Page 4	www.berkshirebank.com

NON-GAAP FINANCIAL MEASURES
This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including merger costs and restructuring costs. Similarly, the efficiency ratio is also adjusted for these non-core items. Additionally, the Company adjusts core income to exclude amortization of intangibles to arrive at a measure of the underlying operating cash return for the benefit of shareholders. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community. In the first quarter of 2009, the Company adjusted core earnings per share and core return on tangible common equity to be net of preferred stock dividends. These measures were not adjusted in this manner in the second quarter of 2009. The second quarter deemed dividend was a nonrecurring non-cash charge with no impact on stockholders’ equity and did not reflect a core economic event in the Company’s view. Additionally, the Company held cash at near-zero interest rates in the second quarter while it awaited the approval of the U.S. Treasury to repay the preferred stock. Accordingly, the preferred stock cash dividend and accretion charges were viewed by the Company as non-core one-time charges against income available to common stockholders related to the process of repaying the preferred stock. Other significant non-GAAP adjustments in 2009 related to a terminated merger agreement, borrowings prepayments, and the termination of an interest rate swap.
# # #
CONTACTS
Investor Relations Contact
David H. Gonci
Capital Markets Officer
413-281-1973
Media Contact
Fedelina Madrid
Vice President, Senior Marketing Officer
413-236-3733

BHLB — Berkshire Hills Bancorp	Page 5	www.berkshirebank.com

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED

	March 31,	December 31,
(In thousands)	2010	2009
Assets
Cash and due from banks	$23,880	$25,770
Short-term investments	2,697	6,838

Trading security	15,816	15,880
Securities available for sale, at fair value	313,968	324,345
Securities held to maturity, at amortized cost	62,811	57,621
Federal Home Loan Bank stock and other restricted securities	23,120	23,120

Total securities	415,715	420,966

Loans held for sale	1,874	4,146

Residential mortgages	635,614	609,007
Commercial mortgages	862,209	851,828
Commercial business loans	177,532	186,044
Consumer loans	305,986	314,779

Total loans	1,981,341	1,961,658
Less: Allowance for loan losses	(31,829)	(31,816)

Net loans	1,949,512	1,929,842

Premises and equipment, net	37,396	37,390
Other real estate owned	3,250	30
Goodwill	161,725	161,725
Other intangible assets	13,608	14,375
Cash surrender value of bank-owned life insurance	34,973	36,904
Other assets	60,829	62,438

Total assets	$2,705,459	$2,700,424

Liabilities and stockholders’ equity
Demand deposits	$272,409	$276,587
NOW deposits	195,848	197,176
Money market deposits	582,006	532,840
Savings deposits	237,454	208,597

Total non-maturity deposits	1,287,717	1,215,200
Time deposits	749,576	771,562

Total deposits	2,037,293	1,986,762

Borrowings	241,577	291,204
Junior subordinated debentures	15,464	15,464
Other liabilities	25,804	22,413

Total liabilities	2,320,138	2,315,843

Total stockholders’ equity	385,321	384,581

Total liabilities and stockholders’ equity	$2,705,459	$2,700,424

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED LOAN & DEPOSIT ANALYSIS — UNAUDITED
LOAN ANALYSIS

			Annualized Growth %
	March 31, 2010	December 31, 2009	Quarter ended
(Dollars in millions)	Balance	Balance	March 31, 2010

Total residential mortgages	$636	$609	18%

Commercial mortgages:
Construction	105	111	(22)
Single and multi-family	80	81	(5)
Commercial real estate	676	660	10

Total commercial mortgages	861	852	4

Commercial business loans (1)	178	186	(17)

Total commercial loans	1,039	1,038	0

Consumer loans:
Auto	63	75	(64)
Home equity and other	243	240	5

Total consumer loans	306	315	(11)

Total loans	$1,981	$1,962	4%

(1)	Total commercial business loans at March 31, 2010 includes asset based lending balances of $13 million.
DEPOSIT ANALYSIS

			Annualized Growth %
	March 31, 2010	December 31, 2009	Quarter ended
(Dollars in millions)	Balance	Balance	March 31, 2010

Demand	$272	$277	(7)%
NOW	196	197	(2)
Money market	582	533	37
Savings	237	208	56

Total non-maturity deposits	1,287	1,215	24

Time less than $100,000	380	382	(2)
Time $100,000 or more	370	390	(21)

Total time deposits	750	772	(12)

Total deposits	$2,037	$1,987	10%

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED

	Three Months Ended
	March 31,
(In thousands, except per share data)	2010	2009
Interest and dividend income
Loans	$23,947	$26,432
Securities and other	3,535	3,448

Total interest and dividend income	27,482	29,880
Interest expense
Deposits	6,896	8,473
Borrowings and junior subordinated debentures	2,289	3,696

Total interest expense	9,185	12,169

Net interest income	18,297	17,711
Non-interest income
Deposit, loan and interest rate swap fees	3,416	2,627
Insurance commissions and fees	3,473	4,569
Wealth management fees	1,176	1,189

Total fee income	8,065	8,385
Other	433	352
Loss on sale of securities, net	—	(2)
Non-recurring loss	—	(63)

Total non-interest income	8,498	8,672

Total net revenue	26,795	26,383
Provision for loan losses	2,326	2,500
Non-interest expense
Compensation and benefits	10,997	9,352
Occupancy and equipment	3,035	3,128
Technology and communications	1,383	1,285
Marketing and professional services	1,297	1,083
Supplies, postage and delivery	573	695
FDIC premiums and assessments	773	692
Other real estate owned	27	143
Amortization of intangible assets	768	833
Non-recurring expenses	21	—
Other	1,318	1,242

Total non-interest expense	20,192	18,453

Income before income taxes	4,277	5,430
Income tax expense	941	1,547

Net income	$3,336	$3,883

Less: Cumulative preferred stock dividend and accretion	—	637

Net income available to common stockholders	$3,336	$3,246

Basic earnings per common share	$0.24	$0.27
Diluted earnings per common share	$0.24	$0.27

Weighted average common shares outstanding
Basic	13,829	12,164
Diluted	13,858	12,247

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED

	Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(In thousands, except per share data)	2010	2009	2009	2009	2009
Interest and dividend income
Loans	$23,947	$24,869	$25,034	$25,370	$26,432
Securities and other	3,535	3,502	3,426	3,395	3,448

Total interest and dividend income	27,482	28,371	28,460	28,765	29,880
Interest expense
Deposits	6,896	7,419	8,045	8,677	8,473
Borrowings and junior subordinated debentures	2,289	2,956	3,250	3,364	3,696

Total interest expense	9,185	10,375	11,295	12,041	12,169

Net interest income	18,297	17,996	17,165	16,724	17,711
Non-interest income
Deposit, loan and interest rate swap fees	3,416	2,978	3,286	2,307	2,627
Insurance commissions and fees	3,473	1,991	2,337	3,274	4,569
Wealth management fees	1,176	1,141	1,369	1,113	1,189

Total fee income	8,065	6,110	6,992	6,694	8,385
Other	433	613	272	468	352
(Loss) gain on sale of securities, net	—	—	(5)	3	(2)
Non-recurring (loss) income	—	(2,071)	1	1,240	(63)

Total non-interest income	8,498	4,652	7,260	8,405	8,672

Total net revenue	26,795	22,648	24,425	25,129	26,383
Provision for loan losses	2,326	38,730	4,300	2,200	2,500
Non-interest expense
Compensation and benefits	10,997	10,269	9,757	8,902	9,352
Occupancy and equipment	3,035	2,953	2,674	2,859	3,128
Technology and communications	1,383	1,440	1,371	1,370	1,285
Marketing and professional services	1,297	2,643	1,446	1,121	1,083
Supplies, postage and delivery	573	523	702	689	695
Other real estate owned	27	104	15	19	143
FDIC premiums and assessments	773	796	669	2,387	692
Non-recurring expenses	21	—	—	601	—
Amortization of intangible assets	768	779	833	833	833
Other	1,318	1,689	1,477	1,197	1,242

Total non-interest expense	20,192	21,196	18,944	19,978	18,453

Income (loss) before income taxes	4,277	(37,278)	1,181	2,951	5,430
Income tax expense (benefit)	941	(13,075)	(741)	620	1,547

Net income (loss)	$3,336	$(24,203)	$1,922	$2,331	$3,883

Less: Cumulative preferred stock dividend and accretion	—	—	—	393	637
Less: Deemed dividend from preferred stock repayment	—	—	—	2,954	—

Net income (loss) available to common stockholders	$3,336	$(24,203)	$1,922	$(1,016)	$3,246

Basic earnings (loss) per common share	$0.24	$(1.75)	$0.14	$(0.08)	$0.27
Diluted earnings (loss) per common share	$0.24	$(1.75)	$0.14	$(0.08)	$0.27

Weighted average common shares outstanding
Basic	13,829	13,817	13,806	12,946	12,164
Diluted	13,858	13,817	13,857	12,946	12,247

BERKSHIRE HILLS BANCORP, INC.
ASSET QUALITY ANALYSIS

	At or for the Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands)	2010	2009	2009	2009	2009
NON-PERFORMING ASSETS
Non-accruing loans:
Residential mortgages	$3,289	$3,304	$2,399	$2,396	$2,740
Commercial mortgages	14,433	31,917	17,077	6,087	7,276
Commercial business loans	3,211	3,115	2,041	1,442	1,861
Consumer loans	672	364	1,089	1,326	587

Total non-accruing loans	21,605	38,700	22,606	11,251	12,464
Other real estate owned	3,250	30	130	130	371

Total non-performing assets	$24,855	$38,730	$22,736	$11,381	$12,835

Total non-accruing loans/total loans	1.09%	1.97%	1.14%	0.57%	0.63%
Total non-performing assets/total assets	0.92%	1.43%	0.85%	0.42%	0.47%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$31,816	$24,297	$22,917	$22,903	$22,908
Charged-off loans	(3,846)	(31,254)	(2,955)	(2,291)	(2,643)
Recoveries on charged-off loans	1,533	43	35	105	138

Net loans charged-off	(2,313)	(31,211)	(2,920)	(2,186)	(2,505)
Provision for loan losses	2,326	38,730	4,300	2,200	2,500

Balance at end of period	$31,829	$31,816	$24,297	$22,917	$22,903

Allowance for loan losses/total loans	1.61%	1.62%	1.22%	1.16%	1.16%
Allowance for loan losses/non-accruing loans	147%	82%	107%	204%	184%

NET LOAN CHARGE-OFFS
Residential mortgages	$56	$(1,873)	$—	$(27)	$(117)
Commercial mortgages	(2,584)	(23,024)	(2,348)	(755)	(1,448)
Commercial business loans	571	(4,864)	(72)	(795)	(150)
Auto	(275)	(491)	(443)	(608)	(753)
Home equity and other	(81)	(959)	(57)	(1)	(37)

Total, net	$(2,313)	$(31,211)	$(2,920)	$(2,186)	$(2,505)

Net charge-offs (current quarter annualized)/average loans	0.47%	6.21%	0.59%	0.45%	0.51%
Net charge-offs (YTD annualized)/average loans	0.47%	1.99%	0.52%	0.48%	0.51%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.30%	0.35%	0.34%	0.63%	0.45%
90+ Days delinquent and still accruing	0.01%	0.01%	0.08%	0.03%	0.01%

Total accruing delinquent loans	0.31%	0.36%	0.42%	0.66%	0.46%

Non-accruing loans	1.09%	1.97%	1.14%	0.57%	0.63%

Total delinquent and non-accruing loans	1.40%	2.33%	1.56%	1.23%	1.09%

BERKSHIRE HILLS BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

At or for the Quarters Ended
Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
2010	2009	2009	2009	2009
PERFORMANCE RATIOS
Core return on tangible assets	0.66%	(3.49)%	0.44%	0.45%	0.77%
Return on total assets	0.50	(3.55)	0.29	0.35	0.59
Core return on tangible common equity	7.76	(37.31)	4.70	5.23	8.54
Return on total common equity	3.44	(23.26)	1.86	2.38	3.52
Net interest margin, fully taxable equivalent	3.24	3.05	2.96	2.91	3.11
Core tangible non-interest income to tangible assets	1.36	1.05	1.16	1.15	1.42
Non-interest income to assets	1.27	0.68	1.08	1.26	1.32
Non-interest income to net revenue	0.32	0.21	0.30	0.33	0.33
Core tangible non-interest expense to tangible assets	3.10	3.20	2.88	2.97	2.86
Non-interest expense to assets	3.02	3.11	2.82	2.99	2.80
Efficiency ratio	70.71	80.61	72.49	75.85	65.23

GROWTH
Total loans, year-to-date (annualized)	4%	(2)%	(1)%	(4)%	(8)%
Total deposits, year-to-date (annualized)	10	9	10	13	24
Total net revenues, year-to-date, compared to prior year	2	(8)	(7)	(6)	(5)

FINANCIAL DATA (In millions)
Total assets	$2,705	$2,700	$2,681	$2,681	$2,724
Total loans	1,981	1,962	1,986	1,969	1,969
Allowance for loan losses	32	32	24	23	23
Total intangible assets	175	176	177	178	179
Total deposits	2,037	1,987	1,967	1,951	1,938
Total common stockholders’ equity	385	385	410	408	376
Total core income (loss)	3.3	(23.0)	1.9	2.0	3.9
Total net income (loss)	3.3	(24.2)	1.9	2.3	3.9

ASSET QUALITY RATIOS
Net charge-offs (current quarter annualized)/average loans	0.47%	6.21%	0.59%	0.45%	0.51%
Non-performing assets/total assets	0.92	1.43	0.85	0.42	0.47
Allowance for loan losses/total loans	1.61	1.62	1.22	1.16	1.16
Allowance for loan losses/non-accruing loans	1.47	x	0.82	x	1.07	x	2.04	x	1.84	x

PER COMMON SHARE DATA
Core earnings (loss), diluted	$0.24	$(1.66)	$0.14	$0.15	$0.27
Net earnings (loss), diluted	0.24	(1.75)	0.14	(0.08)	0.27
Tangible common book value	14.97	14.98	16.76	16.52	16.02
Total common book value	27.47	27.64	29.46	29.29	30.54
Market price at period end	18.33	20.68	21.94	20.78	22.92
Dividends	0.16	0.16	0.16	0.16	0.16

CAPITAL RATIOS
Common stockholders’ equity to total assets	14.24%	14.24%	15.31%	15.20%	13.80%
Tangible common stockholders’ equity to tangible assets	8.30	8.26	9.32	9.18	7.74

(1)	Reconciliation of Non-GAAP financial measures, including all references to core and tangible amounts, appear on page F-9. Tangible assets are total assets less total intangible assets.

(2)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

BERKSHIRE HILLS BANCORP, INC.
AVERAGE BALANCES

	Quarters Ended
	Mar. 31,	Dec 31,	Sept. 30,	June 30,	Mar. 31,
(In thousands)	2010	2009	2009	2009	2009
Assets
Loans:
Residential mortgages	$614,561	$620,105	$621,632	$637,232	$675,905
Commercial mortgages	855,828	869,087	832,716	810,421	804,109
Commercial business loans	170,322	186,898	177,720	173,486	173,055
Consumer loans	311,409	319,087	329,177	338,506	343,296

Total loans	1,952,120	1,995,177	1,961,245	1,959,645	1,996,365
Securities	411,957	407,144	384,204	346,274	335,414
Short-term investments	7,420	14,293	30,956	73,874	49,966

Total earning assets	2,371,497	2,416,614	2,376,405	2,379,793	2,381,745
Goodwill and other intangible assets	175,711	176,482	177,233	178,164	178,711
Other assets	129,872	112,159	115,223	125,446	113,471

Total assets	$2,677,080	$2,705,255	$2,668,861	$2,683,403	$2,673,927

Liabilities and stockholders’ equity
Deposits:
NOW	$194,928	$192,693	$179,837	$187,174	$193,038
Money market	542,185	540,539	511,191	483,302	462,518
Savings	223,722	212,402	213,016	210,678	213,074
Time	757,752	768,415	781,732	795,155	762,940

Total interest-bearing deposits	1,718,587	1,714,049	1,685,776	1,676,309	1,631,570
Borrowings and debentures	280,102	272,997	287,812	310,323	365,833

Total interest-bearing liabilities	1,998,689	1,987,046	1,973,588	1,986,632	1,997,403
Non-interest-bearing demand deposits	270,064	279,495	261,592	251,565	232,480
Other liabilities	20,494	25,972	23,716	30,146	32,960

Total liabilities	2,289,247	2,292,513	2,258,896	2,268,343	2,262,843

Total stockholders’ common equity	387,833	412,742	409,965	392,321	374,207
Total stockholders’ preferred equity	—	—	—	22,739	36,877

Total stockholders’ equity	387,833	412,742	409,965	415,060	411,084

Total liabilities and stockholders’ equity	$2,677,080	$2,705,255	$2,668,861	$2,683,403	$2,673,927

Supplementary data
Total non-maturity deposits	$1,230,899	$1,225,129	$1,165,636	$1,132,719	$1,101,110
Total deposits	1,988,651	1,993,544	1,947,368	1,927,874	1,864,050
Fully taxable equivalent income adj.	646	609	555	562	566

(1)	Average balances for securities available-for-sale are based on amortized cost. Total loans include non-accruing loans.

BERKSHIRE HILLS BANCORP, INC.
AVERAGE YIELDS (Fully Taxable Equivalent — Annualized)

	Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2010	2009	2009	2009	2009
Earning assets
Loans:
Residential mortgages	5.31%	5.32%	5.38%	5.46%	5.56%
Commercial mortgages	4.94	4.87	5.02	5.17	5.39
Commercial business loans	4.88	5.30	5.53	5.76	5.96
Consumer loans	4.04	4.20	4.33	4.46	4.64
Total loans	4.91	4.95	5.06	5.19	5.37
Securities	4.06	4.01	4.11	4.58	4.85
Short-term investments	0.20	0.15	0.24	0.24	0.17
Total earning assets	4.75	4.76	4.84	4.94	5.18

Funding liabilities
Deposits:
NOW	0.39	0.40	0.36	0.45	0.40
Money Market	1.02	1.08	1.25	1.42	1.40
Savings	0.32	0.30	0.31	0.34	0.44
Time	2.71	2.88	3.10	3.32	3.43
Total interest-bearing deposits	1.61	1.72	1.89	2.08	2.11
Borrowings and debentures	3.27	4.30	4.48	4.35	4.10
Total interest-bearing liabilities	1.84	2.07	2.27	2.43	2.47

Net interest spread	2.91	2.69	2.57	2.51	2.71
Net interest margin	3.24	3.05	2.96	2.91	3.11

Cost of funds	1.62	1.82	2.00	2.16	2.21
Cost of deposits	1.39	1.48	1.64	1.81	1.84

(1)	Average balances and yields for securities available-for-sale are based on amortized cost.

(2)	Cost of funds includes all deposits and borrowings.

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

			At or for the Quarters Ended
			Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands)			2010	2009	2009	2009	2009
Net income (loss)			$3,336	$(24,203)	$1,922	$2,331	$3,883
Adj: Loss (gain) on sale of securities, net			—	—	5	(3)	2
Less: Merger termination fee			—	—	—	(970)	—
Adj: Other non-recurring income			—	—	(1)	(270)	—
Adj: Loss on prepayment of borrowings, net			—	2,071	—	—	804
Adj: Gain on swap termination			—	—	—	—	(741)
Plus: Merger related expenses			—	—	—	215	—
Plus: Other non-recurring expense			21	—	—	386	—
Adj: Income taxes			(9)	(866)	(2)	269	(27)

Total core income (loss)	(A	)	$3,348	$(22,998)	$1,924	$1,958	$3,921
Plus: Amortization of intangible assets			768	779	833	833	833

Total tangible core income (loss)	(B	)	$4,116	$(22,219)	$2,757	$2,791	$4,754

Total non-interest income			$8,498	$4,652	$7,260	$8,405	$8,672
Adj: Loss (gain) on sale of securities, net			—	—	5	(3)	2
Adj: Non-recurring loss			—	2,071	(1)	(1,240)	63

Total core non-interest income	(C	)	8,498	6,723	7,264	7,162	8,737
Net interest income			18,297	17,996	17,165	16,724	17,711

Total core revenue	(D	)	$26,795	$24,719	$24,429	$23,886	$26,448

Total non-interest expense			$20,192	$21,196	$18,944	$19,978	$18,453
Less: Non-recurring expense			(21)	—	—	(601)	—

Core non-interest expense	(E	)	20,171	21,196	18,944	19,377	18,453
Less: Amortization of intangible assets			(768)	(779)	(833)	(833)	(833)

Total core tangible non-interest expense	(F	)	$19,403	$20,417	$18,111	$18,544	$17,620

(Dollars in millions, except per share data)

Total average assets			$2,677	$2,705	$2,669	$2,683	$2,674
Less: Average intangible assets			(176)	(176)	(177)	(178)	(179)

Total average tangible assets	(G	)	$2,501	$2,529	$2,492	$2,505	$2,495

Total average stockholders’ equity			$388	$413	$410	$415	$411
Less: Average intangible assets			(176)	(176)	(177)	(178)	(179)

Total average tangible stockholders’ equity			212	236	233	237	232
Less: Average preferred equity			—	—	—	(23)	(37)

Total average tangible common stockholders’ equity	(H	)	$212	$236	$233	$214	$195

Total stockholders’ equity, period-end			$385	$385	$410	$408	$413
Less: Intangible assets, period-end			(175)	(176)	(177)	(178)	(179)

Total tangible stockholders’ equity, period-end			210	208	233	230	234
Less: Preferred equity, period-end			—	—	—	—	(37)

Total tangible common stockholders’ equity, period-end	(I	)	$210	$208	$233	$230	$197

Total common shares outstanding, period-end (thousands)	(J	)	14,027	13,916	13,928	13,916	12,306
Average diluted common shares outstanding (thousands)	(K	)	13,858	13,817	13,857	12,946	12,247

Core earnings (loss) per common share, diluted (1)	(A/K	)	$0.24	$(1.66)	$0.14	$0.15	$0.27
Tangible book value per common share, period-end	(I/J	)	$14.97	$14.98	$16.76	$16.52	$16.02

Core return on tangible assets	(B/G	)	0.66%	(3.49)%	0.44%	0.45%	0.77%
Core return on tangible common equity (1)	(B/H	)	7.76	(37.31)	4.70	5.23	8.54
Core tangible non-interest income to tangible assets	(C/G	)	1.36	1.05	1.16	1.15	1.42
Core tangible non-interest expense to tangible assets	(F/G	)	3.10	3.20	2.88	2.97	2.86
Efficiency ratio (2)			70.71	80.61	72.49	75.85	65.23

(1)
March 31, 2009 EPS and ratios include a $637,000 reduction in core income and tangible core income related to cumulative preferred stock dividend and accretion. Preferred dividend charges recorded in Q2 2009 were deemed non-core due to preferred stock repayment.

(2)
Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income. The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(3)	Ratios are annualized and based on average balance sheet amounts, where applicable.

(4)	Quarterly data may not sum to year-to-date data due to rounding.